SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): September 25, 2003


                         PHARMACEUTICAL RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                  FILE NUMBER 1-10827         22-3122182
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)



ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK                         10977
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



Registrant's telephone number, including area code: (845) 425-7100

Item 5. Other Events.
------  ------------

      On September 24, 2003, Pharmaceutical Resources, Inc. (the "Registrant") issued a press release announcing that it intends to offer, subject to market and other conditions, approximately $150 million aggregate principal amount of senior subordinated convertible notes due 2010 through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Registrant filed a copy of this press release in its Current Report on Form 8-K dated September 24, 2003 and the press release attached thereto is incorporated by reference in its entirety.

      In connection with such offering, on September 25, 2003, the Registrant issued a press release announcing the pricing of the senior subordinated convertible notes. The press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference in its entirety.

Item 7. Financial Statements and Exhibits.
------  ---------------------------------

        (c)  Exhibits

        99.1 Press Release dated September 25, 2003 - Pharmaceutical Resources Prices $160 Million Senior Subordinated Convertible Notes Offering; Purchased Call Options and Sold Warrants Offset Dilution Up to a Stock Price of $105.20

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


September 25, 2003


                                        PHARMACEUTICAL RESOURCES, INC.
                                                (Registrant)



                                        /s/ Dennis J. O'Connor
                                        ----------------------------------------
                                        Dennis J. O'Connor
                                        Vice President, Chief Financial Officer
                                          and Secretary

                                  EXHIBIT INDEX

Exhibit   Description
No.

99.1 Press Release dated September 25, 2003 - Pharmaceutical Resources Prices $160 Million Senior Subordinated Convertible Notes Offering; Purchased Call Options and Sold Warrants Offset Dilution Up to a Stock Price of $105.20